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                                                                   Exhibit 5.1

                                 March 17, 1999




Commercial Bancshares, Inc.
118 S. Sandusky Avenue
Upper Sandusky, Ohio 43351

      Re: Registration Statement on Form S-8 for the Commercial Savings Bank
          Deferred Compensation Plan

Sir or Madam:

         We have assisted Commercial Bancshares, Inc. (the "Company") with the preparation and filing of its Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of shares of the common stock of the Company, without par value (the "Shares"), issuable pursuant to the Company's Deferred Compensation Plan (the "Plan").

         In connection with the following opinion, we have examined and have relied upon such documents , corporate records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth, prepared. We have assumed, with your permission, that all stock certificates representing the Shares will be prepared, executed by appropriate officers, and delivered in a manner consistent with the Company's Articles and Code of Regulations.

         Based upon the foregoing, it is our opinion that when shares are delivered to the trust created under the Plan in a manner consistent with the terms of the Plan, the Shares will be validly authorized and issued, fully paid and nonassessable.

         In addition, we note that the Plan is an unfunded "top-hat" plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees within the meaning of Department of Labor Regulation section 2520.104-23, and is therefore exempt from the reporting and disclosure, minimum participation and vesting, minimum funding and related requirements of ERISA.

         The undersigned hereby consents to the filing of this opinion as
Exhibit 5.1 to the Registration Statement.


                                               Very truly yours,




                                               SHUMAKER, LOOP & KENDRICK, LLP